Exhibit 99.1

Updated Results from the Phase 1/2 Study of ESSA’s Lead Candidate EPI-7386 in Combination with Enzalutamide Highlighted at the 29th Annual Prostate Cancer Foundation Scientific Retreat

EPI-7386 in combination with enzalutamide was safe and well-tolerated at the doses tested with clinically relevant drug exposures and deep and durable prostate specific antigen (“PSA”) reductions observed in five of six patients

South San Francisco, California and Vancouver, Canada, October 26, 2022 - ESSA Pharma Inc. ("ESSA", or the "Company") (NASDAQ: EPIX), a clinical-stage pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, today announced the presentation of updated clinical data from the first two cohorts of the Phase 1/2 study of ESSA’s lead candidate EPI-7386 in combination with enzalutamide in patients with metastatic castration-resistant prostate cancer (“mCRPC”). Data will be presented in a poster format at the 2022 Prostate Cancer Foundation (“PCF”) Scientific Retreat, taking place October 27-29, 2022 in Carlsbad, CA.

In the multicenter, open-label Phase 1/2 dose escalation study, seven mCRPC patients naïve to second generation antiandrogens were enrolled in the first two cohorts, with escalating doses of EPI-7386 and a fixed 120mg once a day (QD) dose of enzalutamide. The study permitted one prior line of chemotherapy. Pharmacokinetic results from these first two cohorts demonstrated that enzalutamide exposure was minimally impacted by EPI-7386 while exposures of EPI-7386 were reduced by coadministration with enzalutamide, but remained in the clinically relevant range as suggested by preclinical xenograft studies. The safety of the combination was favorable with a safety profile consistent with second-generation antiandrogens and no dose limiting toxicities observed. One of the patients in the first cohort discontinued after one cycle of dosing due to a strong CYP3A inducer concomitant medication which lowered exposures to both EPI-7386 and enzalutamide and was therefore not evaluable for efficacy. Anti-tumor activity in the remaining six patients enrolled demonstrated that four of six of these patients achieved a PSA90 by 12 weeks of dosing and five of six patients to date have achieved a PSA90.

“We are encouraged by the rapid and deep PSA responses observed in the dose escalation study of EPI-7386 in combination with enzalutamide,” stated David Parkinson, M.D., President and CEO of ESSA. “The therapies continue to be safe and well-tolerated, and pharmacokinetic results demonstrate enzalutamide exposure was minimally impacted by EPI-7386 as expected. We are currently enrolling a third dose escalation cohort as we optimize the therapeutic dose of EPI-7386 in the combination study in preparation for Phase 2.”

Two additional posters will be presented at the conference highlighting updated results from the first-in-human Phase 1a dose escalation study of EPI-7386 as a monotherapy in mCRPC patients failing current second-generation antiandrogens and preclinical data on ESSA’s first-in-class N-terminal domain androgen receptor protein degrader (“ANITAC”™) program.

Presentation details are as follows:

Title: Oral EPI-7386 in Patients with Metastatic Castration-Resistant Prostate Cancer: Results from the First-in-Human Dose Escalation Phase 1a Study

Authors: Andrew Laccetti, et al.

Title: Phase 1/2 Study of EPI-7386 in Combination with Enzalutamide (Enz) Compared with Enz Alone in Subjects with Metastatic Castration-Resistant Prostate Cancer (mCRPC): Preliminary Results from the Phase 1 (P1) Dose-optimization Component of the Study

Authors: Andrew Laccetti, et al.

Title: Advances in the Development of a Targeted N-Terminal Domain Androgen Receptor Degrader (ANITAC) for the Treatment of Prostate Cancer

Authors: Nan Hyung Hong, et al.

The three posters are available on the 2022 PCF Scientific Retreat website and on the “Publications” section of the Company’s website at www.essapharma.com.

About EPI-7386

EPI-7386 is an investigational, highly-selective, oral, small molecule inhibitor of the N-terminal domain of the androgen receptor. EPI-7386 is currently being studied in a Phase 1 clinical trial (NCT04421222) in men with castration-resistant prostate cancer (“CRPC”) whose tumors have progressed on standard-of-care therapies. The U.S. FDA has granted Fast Track designation to EPI-7386 for the treatment of adult male patients with mCRPC resistant to standard-of-care treatment. ESSA is also conducting a Phase 1/2 clinical trial (NCT05075577) of EPI-7386 in combination with enzalutamide in metastatic CRPC patients who have not yet been treated with second-generation antiandrogen therapies. ESSA retains all rights to EPI-7386 worldwide.

About ESSA Pharma Inc.

ESSA is a clinical-stage pharmaceutical company focused on developing novel and proprietary therapies for the treatment of patients with prostate cancer. For more information, please visit www.essapharma.comand follow us on Twitter under @ESSAPharma.

Forward-Looking Statement Disclaimer

This release contains certain information which, as presented, constitutes "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and/or applicable Canadian securities laws. Forward-looking information involves statements that relate to future events and often addresses expected future business and financial performance, containing words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions and includes, but is not limited to, statements regarding, presentations with respect to updated clinical data from the Phase 1/2 study of EPI-7386, the results of the initial clinical data, including the favorable pharmaceutical properties of EPI-7386, the expected commencement and timing of the Phase 1b study, the nature of the Phase 1/2 trial, the potential clinical benefit of EPI-7386 in combination with approved second-generation antiandrogens and other statements surrounding the Company’s clinical evaluation of EPI-7386.

Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of ESSA to control or predict, and which may cause ESSA's actual results, performance or achievements to be materially different from those expressed or implied thereby. Such statements reflect ESSA's current views with respect to future events, are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by ESSA as of the date of such statements, are inherently subject to significant medical, scientific, business, economic, competitive, political and social uncertainties and contingencies. In making forward looking statements, ESSA may make various material assumptions, including but not limited to (i) the accuracy of ESSA's financial projections; (ii) obtaining positive results of clinical trials; (iii) obtaining necessary regulatory approvals; and (iv) general business, market and economic conditions.

Forward-looking information is developed based on assumptions about such risks, uncertainties and other factors set out herein and in ESSA's Quarterly Report on Form 10-Q dated August 4, 2022 under the heading "Risk Factors", a copy of which is available on ESSA's profile on EDGAR at www.sec.gov and on the SEDAR website at www.sedar.com, and as otherwise disclosed from time to time on ESSA's EDGAR and SEDAR profiles. Forward-looking statements are made based on management's beliefs, estimates and opinions on the date that statements are made and ESSA undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable United States and Canadian securities laws. Readers are cautioned against attributing undue certainty to forward-looking statements.

Company Contact Peter Virsik, Chief Operating Officer ESSA Pharma Inc. Contact: (778) 331-0962 Email: pvirsik@essapharma.com	Investor Relations Contact: Xuan Yang Solebury Strategic Communications Contact: (646) 378-2975 Email: xyang@soleburystrat.com

Media Contact: Zara Lockshin Solebury Strategic Communications Contact: (646) 378-2960 Email: zlockshin@soleburystrat.com